EXHIBIT 10.14
                                ALAMO GROUP INC.
                           INCENTIVE COMPENSATION PLAN

        1. PURPOSE AND EFFECTIVE DATE. This Incentive Compensation Plan (the "Plan") has been adopted by the Compensation/Nomination Committee of the Board of Directors of Alamo Group Inc., a Delaware corporation (the "Company"), effective as of December 9, 1997. The purpose of the Plan is to provide objective and subjective incentive compensation benefits to the Chief Executive Officer of the Company, the Chief Operating Officer of the Company and selected other senior executives, senior managers and key employees of the Company and its Affiliates.

        2. DEFINITIONS. As used in this Plan document, the following terms have the following meanings:

               (a) " Affiliate" means any trade or business (whether or not incorporated) that is controlled by, controlling of or under common control with the Company.

               (b)    "Board" means the Board of Directors of the Company.

               (c) "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time.

               (d) "Committee" means the Compensation/Nomination Committee of the Board.

               (e) "Disability" means a medically determinable physical or mental impairment of a permanent nature which prevents a Participant from performing his customary employment duties.

               (f) "EBIT" means the earnings of the Company or any Affiliate or operating unit before the payment of interest and taxes and after the payment of bonuses (other than Objective Bonuses), as determined by the Committee. In determining EBIT, the Committee may make appropriate adjustments to earnings to reflect reversals of reserves, acquisitions and divestitures, gains and losses from the sale of assets and similar nonrecurring items.

               (g) "Executive" means a senior executive, senior manager or other key employee of the Company or any Affiliate.

               (h) "Fiscal Year" means a fiscal year of the Company.

               (i) "Net Income" means the earnings of the Company after the payment of interest, taxes and all bonuses, determined in accordance with generally accepted accounting practices.

               (j) "Objective Bonus" means the bonus determined based on the EBIT target established by the Committee for a Fiscal Year. A Participant's target Objective Bonus for a Fiscal Year will equal two-thirds (2/3) of his Target Bonus for such Fiscal Year. A Participant's actual Objective Bonus for a Fiscal Year will equal the portion or multiple, if any, of his target Objective Bonus that is payable under Section 4(a) based on the actual EBIT for such Fiscal Year.

               (k) "Participant" means the Chief Executive Officer of the Company, the Chief Operating Officer of the Company and any other Executive who has been selected to participate in the Plan in accordance with Section 3.

               (l) "Subjective Bonus" means the bonus determined based on pre-established goals and objectives established by the Committee for a Fiscal Year. A Participant's target Subjective Bonus for a Fiscal Year will equal one-third (1/3) of his Target Bonus for such Fiscal Year. A Participant's actual Subjective Bonus for a Fiscal Year will equal the portion or multiple, if any, of his target Subjective Bonus that is payable under Section 4(b) based on the Participant's rated performance for such Fiscal Year.

               (m) "Target Bonus" means the aggregate target bonus established by the Committee with respect to a Participant for a Fiscal Year and expressed as a percentage of the Participant's annual base salary.

        3.     DESIGNATION OF PARTICIPANTS AND TARGETS.

               (a) PARTICIPANTS. The Chief Executive Officer of the Company and the Chief Operating Officer of the Company will be Participants with respect to each Fiscal Year that the Plan is in effect. In addition, the Committee, in its sole discretion, may designate any other Executive as a Participant for a Fiscal Year.

               (b) TARGETS. No later than 90 days after the beginning of each Fiscal Year (other than the 1997 Fiscal Year), the Committee will establish with respect to each Participant a Target Bonus, target EBIT (specifying whether such EBIT will be determined based on the earnings of the Company or an Affiliate or operating unit) and all goals and objectives that will be considered in determining the Participant's Subjective Bonus. For the 1997 Fiscal Year, the Committee will establish such targets, goals and objectives as soon as practicable after the adoption of the Plan. In determining target EBIT for a Fiscal Year, the Committee may consider, without limitation, management's projections, the performance of comparable businesses, anticipated market conditions and appropriate goals for both earnings growth and return on capital.

        4.     DETERMINATION OF BONUSES.

               (a) OBJECTIVE BONUS. If the actual EBIT for a Fiscal Year is equal to or greater than the target EBIT, the amount of a Participant's actual Objective Bonus will equal (i) his target Objective Bonus, multiplied by (ii) 100% plus (3 multiplied by the percentage by which actual EBIT exceeds target
EBIT).

               If the actual EBIT for a Fiscal Year is less than the target EBIT, the amount of a Participant's actual Objective Bonus will equal (i) his target Objective Bonus, multiplied by (ii) 100% minus (5 multiplied by the percentage by which actual EBIT is less than target EBIT).

               Notwithstanding the foregoing, (i) a Participant's actual Objective Bonus may not be greater than 175% or less than 0% of his target Objective Bonus and (ii) if the aggregate amount of the actual Objective Bonuses for a Fiscal Year will cause Net Income to be less than 15% of shareholders' equity as of the beginning of such Fiscal Year, then all such Objective Bonuses will be reduced pro rata until Net Income equals 15% of shareholders' equity.

               (b) SUBJECTIVE BONUSES. As soon as practicable after the end of each Fiscal Year, the performance of each Participant will be rated based on his achievement of the goals and objectives established by the Committee for such Fiscal Year. The Committee, in its sole discretion, will assign the Participant a rating of from 0% to 100%. In determining this rating, the Committee may consider evaluations of the Participant's performance by all appropriate Company managers, with due consideration to the long-term contributions and abilities of such managers. The amount of the Participant's actual Subjective Bonus will equal his target Subjective Bonus, multiplied by his rating percentage.

               Notwithstanding the foregoing, (i) a Participant will not be entitled to a Subjective Bonus for a Fiscal Year if his rating for such Fiscal Year is less than 25% and (ii) no Participants will be entitled to Subjective Bonuses for a Fiscal Year if the actual EBIT of the Company for such Fiscal Year is less than 60% of the target EBIT for such Fiscal Year.

        5. VESTING. No Participant will have a vested interest in his Objective Bonus or Subjective Bonus for a Fiscal Year until the date on which such Bonus is paid. If a Participant terminates employment with the Company and all Affiliates for any reason other than death, Disability or retirement prior to the date on which an Objective Bonus or Subjective Bonus is paid, the Participant will forfeit his entire interest in such Bonus.

        6. PAYMENT OF BONUSES. A Participant's actual Objective Bonus for a Fiscal Year will be distributed to the Participant (or, in the event of his death, to his estate) in a single lump sum payment, less any withholding required under Section 8, during February of the immediately following year. A Participant's actual Subjective Bonus for a Fiscal Year will be distributed to the Participant (or, in the event of his death, to his estate) in a single lump sum payment, less any withholding required under Section 8, during April of the immediately following year.

        7. FUNDING OF BONUSES. The Plan will be unfunded and each Participant will have the status of a general unsecured creditor with respect to the Company's obligation to make payments under this Plan. All Bonuses payable under the Plan will be paid from the Company's general assets, and nothing contained in the Plan will require the Company to set aside or hold in trust any funds for the benefit of a Participant.

        8. WITHHOLDING OF TAXES. The Company will withhold from all payments made hereunder any taxes required to be withheld from such payments under any applicable federal, state or local law.

        9. ADMINISTRATION OF THE PLAN. The Committee will administer the Plan. The Committee will keep a written record of its action and proceedings regarding the Plan and all dates, records and documents relating to its administration of the Plan. The Committee is authorized to interpret the Plan, to make, amend and rescind such rules as it deems necessary for the proper administration of the Plan, to make all other determinations necessary or advisable for the administration of the Plan and to correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent that the Committee deems desirable to carry the Plan into effect. The powers and duties of the Committee will include, without limitation, the following: (a) selecting Participants and resolving all questions relating to the eligibility of an Executive to become a Participant; (b) making all determinations relating to Target Bonuses, target and actual EBIT, subjective goals and objectives, and target and actual Objective Bonuses and Subjective Bonuses; (c) authorizing and directing the Company with respect to the payment of Bonuses under the Plan; (d) construing and interpreting the Plan whenever necessary to carry out its intention and purpose and making and publishing such rules for the regulation of the Plan as are not inconsistent with the terms of the Plan; and (e) compiling and maintaining all records it determines to be necessary, appropriate or convenient in connection with the administration of the Plan.

               Any action taken or determination made by the Committee will, except as otherwise provided in Section 10 below, be conclusive on all parties. No member of the Committee may vote on any matter relating specifically to such member. In the event that a majority of the members of the Committee will be specifically affected by any action proposed to be taken (as opposed to being affected in the same manner as each other Participant in the Plan), such action will be taken by the Board.

               Notwithstanding the foregoing, the Committee may delegate to one or more persons or entities any or all of the responsibilities, duties or powers of the Committee under this Plan.
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        10.    CLAIMS PROCEDURE.

               (a) If a Participant or beneficiary (a "Claimant") does not receive the timely payment of any Bonus which the Claimant believes is due under the Plan, the Claimant may make a claim for benefits in the manner hereinafter provided. All claims for benefits under the Plan must be made in writing and must be signed by the Claimant. Claims will be submitted to a representative designated by the Committee and hereinafter referred to as the "Claims Coordinator." Each claim hereunder will be acted on and approved or disapproved by the Claims Coordinator within 60 days following the receipt by the Claims Coordinator of the information necessary to process the claim.

               If the Claims Coordinator denies a claim for benefits in whole or in part, the Claims Coordinator will notify the Claimant in writing of the denial of the claim and notify the Claimant of his right to a review of the Claims Coordinator's decision by the Committee. Such notice by the Claims Coordinator will also set forth the specific reason for such denial, the specific provisions of the Plan on which the denial is based, a description of any additional information necessary to perfect the claim with an explanation of the Plan's appeals procedure as set forth in this Section. If no action is taken by the Claims Coordinator on an Claimant's claim within 60 days after receipt by the Claims Coordinator, such claim will be deemed to be denied for purposes of the following appeals procedure.

               (b) Any Claimant whose claim for benefits is denied in whole or in part may appeal for a review of the decision by the Committee. Such appeal must be made within three months after the Claimant has received actual or constructive notice of the denial as provided above. An appeal must be submitted in writing within such period and must (i) request a review by the Committee of the claim for benefits under the Plan, (ii) set forth all of the grounds upon which the Claimant's request for review is based and any facts in support thereof, and (iii) set forth any issues or comments which the Claimant deems pertinent to the appeal.

               The Committee will act upon each appeal within 60 days after receipt thereof unless special circumstances require an extension of the time for processing, in which case a decision will be rendered by the Committee as soon as possible but not later than 120 days after the appeal is received by the Committee. The Committee will make a full and fair review of each appeal and any written materials submitted by the Claimant in connection therewith. On the basis of its review, the Committee will make an independent determination of the Claimant's eligibility for benefits under the Plan. The decision of the Committee on any claim for benefits will be final and conclusive upon all parties thereto. If the Committee denies an appeal in whole or in part, the Committee will give written notice of the decision to the Claimant, which notice will set forth the specific reasons for such denial and which will make specific reference to the pertinent provisions of the Plan on which the Committee's decision is based.
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        11.    MISCELLANEOUS.

               (a) Nothing in the Plan will confer upon a Participant the right to continue in the employ of the Company or any Affiliate or will limit or restrict the right of the Company or any Affiliate to terminate the employment of a Participant at any time with or without cause.

               (b) No right or benefit under the Plan will be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge such right or benefit will be void. No such right or benefit will in any manner be liable for or subject to the debts, liabilities or torts of a Participant. In addition, none of the rights of a Participant are transferable by inter vivos gift or testamentary disposition.

               (c) The Plan may be amended or terminated at any time by written action or resolution of the Board; provided, however, that no such amendment or termination will have the effect of decreasing any Bonus that is already payable to a Participant.

               (d) If any Bonus hereunder becomes payable to a Participant determined by the Committee to be under any legal incapacity, payment under this Plan will be made instead to the guardian or legal representative of such person and such payment will constitute a full and complete discharge of all obligations under this Plan to the Participant.

               (e) If multiple claims are received by the Committee with respect to any Bonus payable under this Plan, payment by the Committee to such person or persons as the Committee determines to be entitled to receive such payment will constitute a full and complete discharge of all obligations under this Plan with respect to such payment. Bonus payments under this Plan may be suspended by the Committee pending resolution of multiple claims to the satisfaction of the Committee.

               (f) If any provision in the Plan is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions will nevertheless continue in full force and effect without being impaired or invalidated in any way.

               (g) Except where the context clearly indicates otherwise, masculine terms will include feminine and neuter terms, and singular terms will include plural terms.

               (h) The Plan will be construed and governed in all respects in accordance with the law of the State of Texas.

               Executed at Seguin, Texas this ___ day of __________, 1998.

                                                   ALAMO GROUP INC.

                                                   By: ______________________